As filed with the U.S. Securities and Exchange Commission on February 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3674	94-1692300
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2485 Augustine Drive

Santa Clara, California 95054

(408) 749-4000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Harry A. Wolin

Senior Vice President, General Counsel and Corporate Secretary

Advanced Micro Devices, Inc.

2485 Augustine Drive

Santa Clara, California 95054

(408) 749-4000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Tad J. Freese Jonathan P. Solomon Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Catia Hagopian Senior Vice President, General Counsel and Secretary Xilinx, Inc. 2100 Logic Drive San Jose, California 95124 (408) 559-7778	Kenton J. King Sonia K. Nijjar Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and the conditions contemplated by the Agreement and Plan of Merger described herein have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333- 251119

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

This registration statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-251119) (the “Prior Registration Statement”), declared effective as of March 5, 2021, Advanced Micro Devices, Inc. (“AMD”) registered an aggregate of 423,544,331 shares of its common stock and paid an aggregate fee of $3,399,639. AMD is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 10,455,669 additional shares of its common stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated October 26, 2020, by and among AMD, Thrones Merger Sub, Inc., a wholly owned subsidiary of AMD, and Xilinx, Inc. In connection with the registration of additional shares of its common stock, AMD is paying an additional registration fee of $107,207.69.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

Exhibit Index

Exhibit Number	Description

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of independent registered public accounting firm of Advanced Micro Devices, Inc.

23.2*	Consent of independent registered public accounting firm of Xilinx, Inc.

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney.

107*	Filing Fee Table.

*	Filed herewith.
**

Previously filed with the registrant’s Registration Statement on Form S-4 (Registration No. 333-251119), as amended, which was initially filed with the Securities and Exchange Commission on December 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, in the State of California, on February 3, 2022.

Advanced Micro Devices, Inc.

By:	/s/ Dr. Lisa T. Su
Name: Dr. Lisa T. Su
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Lisa T. Su	President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2022
Dr. Lisa T. Su

/s/ Devinder Kumar Devinder Kumar	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 3, 2022

/s/ Darla Smith Darla Smith	Corporate Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 3, 2022

*	Director and Chairman of the Board	February 3, 2022
John E. Caldwell

*	Director	February 3, 2022
Nora M. Denzel

*
Mark Durcan	Director	February 3, 2022

*	Director	February 3, 2022
Mike P. Gregoire

*	Director	February 3, 2022
Joseph A. Householder

*	Director	February 3, 2022
John W. Marren

*	Director	February 3, 2022
Abhi Y. Talwalkar

*

Dr. Lisa T. Su, by signing her name hereto, signs this registration statement on behalf of the directors of the registrant above in front of whose name an asterisk appears pursuant to powers of attorney duly executed by such directors and filed with the SEC.

By:	/s/ Dr. Lisa T. Su
Attorney-in-Fact